SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 25, 2002


                  AMPAL-AMERICAN ISRAEL CORPORATION


             (Exact name of Registrant as Specified in its Charter)


                                    New York

                 (State or other Jurisdiction of Incorporation)


       0-538                                                13-0435685
-----------------------                       --------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


111 Arlozorov Street, Tel Aviv, Israel                    62098
--------------------------------------          ----------------------------
(Address of Principal Executive Offices)                (Zip Code)


Registrant's Telephone Number, Including Area Code 972-3-608--0100
                                                   ---------------


                        --------------------------------

         (Former Name or Former Address, if Changed Since Last Report )

                      -------------------------------------

Item 1. Change in Control of the Registrant.

     On April 25, 2002, Rebar Financial Corporation ("Rebar"), which, as of such date, owned 11,115,112 shares of Registrant's Class A Stock, par value $1.00 per share (representing approximately 58% of the outstanding Class A Stock), completed the sale of such shares of Class A Stock to Y.M. Noy Investments Ltd., a company incorporated under the laws of Israel (the "Purchaser") pursuant to the terms of that certain Stock Purchase Agreement, dated as of February 26, 2002 (the "Stock Purchase Agreement"). Rebar is controlled by Daniel Steinmetz, which, as of such date, was the Registrant's Chairman of the Board of Directors, and Raz Steinmetz, which, as of such date, was a director of the Registrant and the Registrant's President and Chief Executive Officer. Yosef A. Maiman owns 100% of the economic shares and one-third of the voting shares of the Purchaser, and holds an option to acquire the remaining two-thirds of the voting shares of the Purchaser (which are currently owned by Ohad Maiman and Noa Maiman, the son and daughter, respectively, of Mr. Maiman). Mr. Maiman, Ohad Maiman and Noa Maiman are the sole directors of the Purchaser.

     Also on April 25, 2002, certain of the Registrant's employees and officers sold an additional 329,000 shares of Class A Stock to the Purchaser.

     As a result of the purchase of an aggregate of 11,444,112 shares (the "Ampal Shares") of the Class A Stock by the Purchaser, the Registrant has concluded that a change in control of the Registrant has occurred for purposes of the Securities Exchange Act of 1934, as amended.

     The aggregate purchase price paid by the Purchaser for the 11,444,112 shares of the Class A Stock was approximately $85,374,564, or $7.46013 per share.

     In Amendment No. 2 to its Schedule 13D, filed with the Commission on April 26, 2002, (the "Purchaser Amendment"), the Purchaser stated the acquisition of the Ampal Shares was financed principally through bank financing obtained by the Purchaser from Bank Leumi le-Israel B.M. (the "Bank"), comprised of: (1) a five-year loan at an interest rate of LIBOR (for six months or for three months, as shall be agreed between the Purchaser and the Bank) plus 1.75% per annum for $19.4 million and (2) a two-year loan at an interest rate of LIBOR (for six months or for three months, as shall be agreed between the Purchaser and the
Bank) plus 1% per annum for $58.5 million, up to $19.4 million of which may be extended for a longer period of time. Mr. Maiman provided $9.5 million of the purchase price of the Ampal Shares in the form of a shareholder's loan to the Purchaser. According to the Purchaser Amendment, the repayment of the credit facilities is guaranteed by a personal guarantee by Mr. Maiman and secured by the Purchaser's pledge of the Ampal Shares to the Bank. The description of the terms of the Purchaser's financing is derived solely from the Purchaser Amendment and is qualified by reference to the Purchaser Amendment and the documents filed as exhibits thereto.

     The Purchaser Amendment states that the pledge agreement with the Bank includes restrictions on the Purchaser's voting rights and grants the Bank certain voting rights with respect to the Ampal Shares, and that its credit agreement with the Bank requires the Purchaser to maintain a controlling interest in the Registrant for so long as any amounts remain outstanding pursuant to the credit facilities, including, without limiting the foregoing, a covenant on behalf of the Purchaser that it will cause the Registrant to not issue or allocate shares and/or securities convertible into shares, options and/or any other right whatsoever, of any type and kind, to any entity whatsoever in any manner or form, except for employee stock options to the Registrant's employees, consultants and directors and provided that the Registrant's voting shares held by the Purchaser following the issue of the shares according to such employee stock options shall not become less than 50.1%.

     The Purchaser further stated in the Purchaser Amendment that it intends to continuously review all aspects of its investment in the Registrant, including the market price of the Class A Stock, the Registrant's business operations, financial results and condition and prospects, and the general economic and industry conditions related to the business. In addition, the Purchaser Amendment reported that the Purchaser has agreed, unless it has received the prior consent of the Bank and until the credit facilities have repaid in full, to

                                       2

cause the Registrant to refrain from making any decisions with regard to the voluntary winding-up, change in corporate structure, reorganization, merger with another company or other companies, merger with the business of another company or other companies, compromise or arrangement under any law and/or petition for a stay of proceedings under any law. In addition, the Purchaser Amendment reported that the Purchaser has agreed with the Bank not to sign any voting or other agreement regarding the Ampal Shares and to oppose any change in the Certificate of Incorporation and By-laws of the Registrant and any resolution or other act which will or might result in the dilution of the Purchaser's portion of the capital of the Registrant, an alteration in the rights attaching to the Ampal Shares, the issuing of shares or the reduction in the value of the Ampal Shares or to harm the rights of the Bank pursuant to the Pledge and to exercise all rights for these purposes, except where the Bank has given its prior written consent to such actions and subject to any conditions imposed by the Bank.

     The Purchaser Amendment further states that at the next shareholders' meeting, the Purchaser intends to replace some or all of the existing members of the board of directors of the Registrant with directors that the Purchaser has nominated and designated.

Item 5. Other Events.

     Effective April 25, 2002, Daniel Steinmetz resigned as the Registrant's Chairman of the Board of Directors, Raz Steinmetz resigned as a director of the Registrant and as the Registrant's President and Chief Executive Officer, and Kenneth L. Henderson, Avi A. Vigder, Benzion Benbassat, and Yaacov Elinov resigned as directors of the Registrant. Also effective April 25, 2002, Yosef A. Maiman became a member of the Board of Directors, to the fill one of the vacancies on the board. In addition to Mr. Maiman, the current Board of Directors consist of Eliyahu Wagner, Hillel Peled, Michael Arnon, Leo Malamud and Jack Bijio.

     In addition, on April 25, 2002, the Board of Directors of the Registrant elected Yosef A. Maiman as the Registrant's Chairman of the Board and elected Jack Bijio as the Registrant's Chief Executive Officer and President.

     Mr. Maiman, 56, has been the President and Chief Executive Officer of the Merhav Group of Companies, one of the largest international project development companies based in Israel, since its founding in 1975. Mr. Maiman is also the Chairman of the Board of Directors of Channel Ten, a commercial television station in Israel, a member of the Board of Directors of the Middle East Task Force of the New York Council on Foreign Relations, Honorary Consul to Israel of Peru and Consul to Israel of Turkmenistan. Mr. Maiman is also member of the Board of Trustees of the Tel Aviv University, Chairman of the Israeli Board of the Jaffee Center for Strategic Studies at Tel Aviv University, a member of the Board of Governors of Ben Gurion University, and the Chairman of the Board of Trustees of the International Policy Institute for Counter Terrorism. Mr. Maiman received a Masters in Economics from Cornell University in New York and a Bachelor of Arts in Economics from the University of Texas.




                                       3

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.


Exhibit No. Description

2.1 Stock Purchase Agreement, dated as of February 26, 2002, between Rebar Financial Corp. and Y.M. Noy Investments Ltd. (incorporated by reference to
     Exhibit 1 to the joint Schedule 13D filed by Yosef A. Maiman and Y.M. Noy Investments Ltd. dated February 27, 2002).

2.2 Summary English Translation of the original Hebrew language General Terms for Opening and Operating a Credit Account in Foreign Currency and in Israel Currency of Bank Leumi le-Israel B.M., dated as of April 25, 2002, executed by Y.M. Noy Investments Ltd., Yosef A. Maiman, Ohad Maiman, and Noa Maiman, including the Supplement to the General Terms thereto, dated as of April 25, 2002, executed by Y.M. Noy Investments Ltd., Yosef A. Maiman, Ohad Maiman, and Noa Maiman (incorporated by reference to Exhibit 4 to Amendment No. 2. to the joint Schedule 13D filed by Yosef A. Maiman, Ohad Maiman, Noa Maiman and Y.M. Noy Investments Ltd., dated April 26, 2002).

2.3 Secured Debenture/Deed of Pledge, dated as of April 25, 2002, executed by Y.M. Noy Investments Ltd. (incorporated by reference to Exhibit 5 to Amendment No. 2. to the joint Schedule 13D filed by Yosef A. Maiman, Ohad Maiman, Noa Maiman and Y.M. Noy Investments Ltd., dated April 26, 2002).

2.4 Summary English Translation of the original Hebrew language Continuing Guarantee Without Limitation in Amount, dated as of April 25, 2002, executed by Yosef A. Maiman including the Supplement to the Continuing Guarantee Without Limitation in Amount thereto, dated as of April 25, 2002, executed by Yosef A. Maiman (incorporated by reference to Exhibit 6 to Amendment No. 2. to the joint Schedule 13D filed by Yosef A. Maiman, Ohad Maiman, Noa Maiman and Y.M. Noy Investments Ltd., dated April 26, 2002).

99.1 Press Release, dated April 25, 2002.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           AMPAL-AMERICAN ISRAEL CORPORATION
                           (Registrant)

                           By:/s/ Shlomo Meichor
                           ---------------------------------
                           Name:  Shlomo Meichor
                           Title: Vice President - Finance and Treasurer

Date: May 2, 2002

                                  Exhibit Index



Exhibit No. Description

2.1 Stock Purchase Agreement, dated as of February 26, 2002, between Rebar Financial Corp. and Y.M. Noy Investments Ltd. (incorporated by reference to
     Exhibit 1 to the joint Schedule 13D filed by Yosef A. Maiman and Y.M. Noy Investments Ltd. dated February 27, 2002).

2.2 Summary English Translation of the original Hebrew language General Terms for Opening and Operating a Credit Account in Foreign Currency and in Israel Currency of Bank Leumi le-Israel B.M., dated as of April 25, 2002, executed by Y.M. Noy Investments Ltd., Yosef A. Maiman, Ohad Maiman, and Noa Maiman, including the Supplement to the General Terms thereto, dated as of April 25, 2002, executed by Y.M. Noy Investments Ltd., Yosef A. Maiman, Ohad Maiman, and Noa Maiman (incorporated by reference to Exhibit 4 to Amendment No. 2. to the joint Schedule 13D filed by Yosef A. Maiman, Ohad Maiman, Noa Maiman and Y.M. Noy Investments Ltd., dated April 26, 2002).

2.3 Secured Debenture/Deed of Pledge, dated as of April 25, 2002, executed by Y.M. Noy Investments Ltd. (incorporated by reference to Exhibit 5 to Amendment No. 2. to the joint Schedule 13D filed by Yosef A. Maiman, Ohad Maiman, Noa Maiman and Y.M. Noy Investments Ltd., dated April 26, 2002).

2.4 Summary English Translation of the original Hebrew language Continuing Guarantee Without Limitation in Amount, dated as of April 25, 2002, executed by Yosef A. Maiman including the Supplement to the Continuing Guarantee Without Limitation in Amount thereto, dated as of April 25, 2002, executed by Yosef A. Maiman (incorporated by reference to Exhibit 6 to Amendment No. 2. to the joint Schedule 13D filed by Yosef A. Maiman, Ohad Maiman, Noa Maiman and Y.M. Noy Investments Ltd., dated April 26, 2002).

99.1 Press Release, dated April 25, 2002.